SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 2, 2004

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 2, 2004 at 10:00 a.m., Pacific Daylight Savings Time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal 1);

2.	To approve the amendment of the Company’s 1998 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, from 1,500,000 shares to 1,700,000 shares (Proposal 2);

3.	To approve the adoption of the Company’s 2005 Employee Stock Purchase Plan with 30,000 shares of Common Stock reserved for issuance thereunder (Proposal 3);

4.	To approve the amendment of the Company’s 1995 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 40,000 shares, from 180,000 shares to 220,000 shares (Proposal 4);

5.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending January 1, 2005 (Proposal 5); and

6.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Stockholders of record at the close of business on April 9, 2004 shall be entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

'
By Order of the Board of Directors of IRIDEX
Corporation,

Mountain View, California	Theodore A. Boutacoff
April 30, 2004	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) TELEPHONE, (2) USING THE INTERNET OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE
PROPOSAL TWO AMENDMENT OF THE 1998 STOCK PLAN
PROPOSAL THREE APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FOUR AMENDMENT OF THE 1995 DIRECTOR OPTION PLAN
PROPOSAL FIVE RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
INTRODUCTION
YOUR RESPONSIBILITIES
GENERAL STANDARDS OF CONDUCT
Overview
Compliance with law
No discrimination or harassment
Health and safety
AVOIDING CONFLICTS OF INTERESTS
Overview
Outside employment and directorships
Financial interests in other companies
Transactions with related parties
Corporate opportunities
Loans by the company
Improper benefits
Election or appointment to public office
Guidance and approvals
PUBLIC COMMUNICATIONS
Public communications and filings
Communication procedures
FINANCIAL REPORTING
Overview
Compliance with rules, controls and procedures
Accuracy of records and reports
Intentional misconduct
Dealing with auditors
Obligation to investigate and report potential violations
Keeping the Audit and Corporate Governance Committee informed
SAFEGUARDING COMPANY ASSETS
Overview
Protecting the company’s information
Prohibition on insider trading
Maintaining and managing records
RESPONSIBILITIES TO OUR CUSTOMERS, SUPPLIERS AND COMPETITORS
Overview
Improper payments
Gifts and entertainment
Selecting suppliers
Handling the nonpublic information of others
Improperly obtaining or using assets or information
Free and fair competition
WORKING WITH GOVERNMENTS
Overview
Government contracts
Requests by regulatory authorities
Improper payments to government officials
Political contributions
Lobbying
Trade restrictions
PROCEDURAL MATTERS
Distribution
Acknowledgment
Approvals and waivers
Reporting violations
Investigations
Disciplinary action
ADDITIONAL INFORMATION

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, June 2, 2004, at 10:00 a.m., Pacific Daylight Savings Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

     These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended January 3, 2004, including financial statements, were mailed on or about April 30, 2004 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on April 9, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 7,180,757 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately 77 stockholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting

     Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of the Company’s Common Stock are the only securityholders of the Company entitled to vote at the Annual Meeting. The stockholders may not cumulate votes in the election of directors.

Solicitation of Proxies

     The cost of this solicitation will be borne by the Company. The Company has retained the services of Skinner & Co., Inc. (the “Agent”) to perform a search of brokers, bank nominees and other institutional owners and to solicit proxies. The Company estimates that it will pay the Agent a fee of $5,000 for its services and out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by a properly submitted proxy card, or voted by telephone or by using the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting or represented by a properly submitted proxy card, or voted by telephone or by using the Internet in order for a quorum to exist. The Inspector will also determine whether or not a quorum is present. Except with respect to the Election of Directors under Proposal One, which will be decided by a plurality vote of the votes duly cast at a duly held meeting at which a quorum is present, the affirmative vote of a majority of the votes duly cast at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all proposals presented to stockholders.

     Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the approval of an amendment to the Company’s 1998 Stock Plan to increase the number of shares reserved for issuance thereunder by 200,000 shares; (iii) FOR the adoption of the Company’s 2005 Employee Stock Purchase Plan with 30,000 shares reserved for issuance thereunder; (iv) FOR the approval of an amendment to the 1995 Directors Option Plan to increase the number of shares reserved for issuance thereunder by 40,000 shares; (v) FOR the ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending January 1, 2005; and (vi) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf. However, the New York Stock Exchange has adopted new regulations that prohibit brokers and other nominees that are NYSE member organizations, from voting on proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of such shares to vote the shares on such matters. As a result, shares held through a broker or other nominee that is an NYSE member organization will only be voted in favor of Proposals 2, 3 and 4 if the holder of such shares has provided specific voting instructions to its broker or other nominee to vote in favor of such proposals.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The deadline for submitting all proposals by any stockholder to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Chief Financial Officer, no later than December 31, 2004 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Chief Financial Officer of the Company at the principal executive offices of the Company no later than March 16, 2005. However, in the event the date of the 2005 Annual Meeting of Stockholders is more than 30 days before or after (other than as a result of adjournment) the one year anniversary of the 2004 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing not later than (i) 60 days before the 2005 Annual Meeting of Stockholders, or (ii) 10 days after the day on which a public announcement of the date of such meeting is first made.

     If a stockholder intends to submit a proposal at the Company’s 2005 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to March 16, 2005 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2005 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s Annual Meeting in 2005.

Stockholder Information

     A copy of the Company’s Annual Report on Form 10-K for the year ended January 3, 2004, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended January 3, 2004, including the financial statements and financial schedules thereto. Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

     The names of the nominees and certain information about them, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Theodore A. Boutacoff	57	President, Chief Executive Officer and Director of the Company	1989
James L. Donovan	66	Vice President, Corporate Business Development and Director of the Company	1989
Donald L. Hammond, D.Sc. (1)(4)	77	Director of the Company, Chairman of the Board	1990
Joshua Makower, M.D. (1)(2)(4)	40	Director of the Company and President and Chief Executive Officer of ExploraMed, Inc.	1997
Robert K. Anderson (1)(2)	68	Director of the Company	1999
Sanford Fitch (1)(2)(3)	63	Director of the Company	2004

(1)	Board has made affirmative determination that member is independent as defined under the listing standards of the Nasdaq Stock Market.

(2)	Member of the Audit and Corporate Governance Committee.

(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.

(4)	Member of the Compensation and Nominating Committee.

     Theodore A. Boutacoff co-founded the Company and since February 1989 has served as its President, Chief Executive Officer and a member of its Board of Directors. He received a B.S. in Civil Engineering from Stanford University.

     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.

     Donald L. Hammond, D.Sc., has served as a director of the Company since 1990. Mr. Hammond has been retired since 1989. From 1966 to 1989, Mr. Hammond was the Director of Hewlett-Packard Laboratories, a computer and instrument company. Mr. Hammond received a B.S., an M.S. and an (Hon) D.Sc. in Physics from Colorado State University.

     Joshua Makower, M.D., has served as a director of the Company since 1997. Since September 1995, Dr. Makower has served as Chief Executive Officer of ExploraMed, Inc., a medical device company for the treatment of incontinence and gastro-esophageal reflux. Dr. Makower also served as Chief Executive Officer of TransVascular, Inc., a medical device company for the treatment of vascular and other diseases, from March 1996 until April 2000. From April 2000 to October 2003, Mr. Makower served as Chairman of the Board and Chief Technical Officer of TransVascular, Inc. He received a B.S. in Bio-Mechanical Engineering from the Massachusetts Institute of Technology, an M.D. from New York University School of Medicine and an M.B.A. from Columbia Business School.

     Robert K. Anderson has served as a director of the Company since 1999. Mr. Anderson co-founded Valleylab, Inc., a manufacturer of surgical equipment, in 1969 and served as its Chairman and Chief Executive Officer until 1986. In 1983, Valleylab, Inc. was acquired by Pfizer, Inc. and Mr. Anderson remained as Chairman until 1996. Mr. Anderson has been retired since 1996. Mr. Anderson received a B.E.E. in Electrical Engineering from University of Minnesota.

     Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch currently serves as a director of Ozone International, Inc. a privately held technology company. Mr. Fitch served as a director and Audit Committee Chairman of Conceptus Inc., a medical device company, from December 1994 until April 2004. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. Mr. Fitch served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

Vote Required

     Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE NOMINEES LISTED ABOVE

Board Meetings and Committees

     The Board held a total of five meetings during the fiscal year ended January 3, 2004. No director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served. The Board has two standing committees, the Audit and Corporate Governance Committee and the Compensation and Nominating Committee.

     Audit and Corporate Governance Committee. The Audit Committee of the Board consisted of Messrs. Anderson, Makower and John M. Nehra during the fiscal year ended January 3, 2004. Mr. Nehra is not standing for re-election at the Annual Meeting. The Audit Committee held eight meetings during the last fiscal year. On April 5, 2004, the Board established the Audit and Corporate Governance Committee, consisting of Messrs. Anderson, Makower and Fitch. Mr. Fitch is chairman of the Audit and Corporate Governance Committee. The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit and Corporate Governance Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accountants, pre-approving audit and non-audit services to be provided by the independent public accountants, reviewing and evaluating the accounting principles being applied to the Company’s financial reports, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board. The Audit and Corporate Governance Committee adopted a written charter in April 2004. A copy of the Audit and Corporate Governance Committee Charter is attached to this Proxy Statement as Appendix A.

     Compensation and Nominating Committee. The Compensation Committee of the Board, which consisted of Messrs. Hammond and Makower during the fiscal year ended January 3, 2004, held three meetings during the last fiscal year. On April 5, 2004, the Board established the Compensation and Nominating Committee, consisting of Messrs. Hammond and Makower. Mr. Hammond is chairman of the Compensation and Nominating Committee. Messrs. Hammond and Makower are independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. It is the policy of the Compensation and Nominating Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters.” The Compensation and Nominating Committee adopted a written charter in April 2004. A copy of the Compensation and Nominating Committee Charter is attached to this Proxy Statement as Appendix B.

Compensation and Nominating Committee Interlocks and Insider Participation

     The Compensation Committee consisted of Messrs. Hammond and Makower during the fiscal year ended January 3, 2004. Mr. Boutacoff also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Boutacoff is excluded from discussions regarding his own salary and incentive compensation. Except as set forth above, none of the members of the Compensation and Nominating Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation and Nominating Committee or executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or its Compensation and Nominating Committee.

Director Compensation

     As of June 1, 2004, members of the Board of Directors will receive $1,500 per Board meeting attended. The Chairman of the Board will receive $2,000 per Board meeting attended. Members of the Audit and Corporate Governance Committee and the Compensation and Nominating Committee will receive $1,000 per committee meeting attended, and the Chairman of each of these committees will receive $1,500 per committee meeting attended. In addition, directors are also reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

     The Company’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board in October 1995 and approved by the stockholders in January 1996. A total of 180,000 shares of Common Stock are reserved for issuance thereunder. As of April 9, 2004, options to purchase 225,000 shares have been issued under the Director Plan and 14,928 shares are available for future issuance thereunder. The Director Plan provides for the automatic and nondiscretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock to each non-employee director on the date on which such person first becomes a director (the “First Option”). The First Option becomes exercisable as to one-twelfth (1/12) of the shares subject to the option each quarter and vests over a three-year period. Thereafter, each non-employee director is automatically granted an option to purchase 3,750 shares of Common Stock on July 1st of each year, if on such date he or she has served on the Board for at least six months (the “Subsequent Option”). The Subsequent Option becomes exercisable as to one-fourth (1/4) of the shares subject to the option each quarter, commencing one quarter after the First Option and any previously granted Subsequent Option have become fully exercisable. The Director Plan provides that the exercise price shall be equal to the fair market value of the Company’s Common Stock as of the date of grant.

     During the Company’s 2003 fiscal year, Messrs. Anderson, Hammond, Makower and Nehra each received automatic and non-discretionary grants of nonstatutory stock options to purchase 3,750 shares of the Company’s Common Stock under the Director Plan as compensation for their services as directors. These stock options were granted with an exercise price of $3.75 per share, are subject to vesting as described in the previous paragraph and have a term of 10 years. On April 5, 2004, the date on which he first became a director, Mr. Fitch received an automatic and non-discretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock under the Director Plan. This stock option was granted with an exercise price of $9.06, is subject to vesting as described in the previous paragraph and has a term of 10 years. In addition, on July 1, 2004, Messrs. Hammond, Makower and Anderson will each automatically be granted a Subsequent Option to purchase 3,750 shares of Common Stock at an exercise price equal to the fair market value on the date of grant provided that each is a director at such time.

Corporate Governance Matters

     Independence of the Board of Directors. The Board has determined that, with the exception of Mr. Boutacoff, who is the President and Chief Executive Officer of the Company, and Mr. Donovan, who is the Vice President, Corporate Business Development of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

     Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

     Attendance at Annual Stockholder Meetings by the Board of Directors. The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend. Messrs. Boutacoff, Hammond and Makower attended the Company’s 2003 Annual Meeting of Stockholders; the other Board members did not attend.

     Process for Recommending Candidates for Election to the Board of Directors. The Compensation and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.

     The Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board.

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board of Directors effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit and corporate governance committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	The Committee will apply these same principles when evaluating Board of Directors candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After such review and consideration, the Committee selects, or recommends that the Board of Directors selects, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

     Code of Business Conduct and Ethics. The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

     The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the Code of Business Conduct and Ethics is attached to this Proxy Statement as Appendix C. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and the Nasdaq Stock Market.

PROPOSAL TWO

AMENDMENT OF THE 1998 STOCK PLAN

Introduction

     The 1998 Stock Plan (the “1998 Plan”) was adopted by the Board in February 1998 and was approved by the stockholders in June 1998. The 1998 Plan provides for the grant of options and stock purchase rights to purchase shares of the Company’s Common Stock to employees and consultants of the Company. A total of 250,000 shares of Common Stock was initially reserved for issuance under the 1998 Plan. The Board has amended the 1998 Plan each year since 1998 to reserve additional shares of the Company’s Common Stock under the 1998 Plan and the stockholders approved each annual increase at that year’s annual meeting of stockholders. In April 2004, the Board authorized an amendment to the 1998 Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, from 1,500,000 shares to an aggregate of 1,700,000 shares. The stockholders are being asked to approve this amendment to increase the number of shares reserved under the 1998 Plan from 1,500,000 shares to an aggregate of 1,700,000 shares at the Annual Meeting. As of the Record Date, options to purchase an aggregate of 1,140,918 shares of Common Stock were outstanding under the 1998 Plan with a weighted average exercise price of $4.98 per share, options to purchase an aggregate of 88,584 shares of Common Stock had been exercised and options to purchase an aggregate of 270,498 shares of Common Stock were available for grant. On the Record Date, the closing price in the Nasdaq National Market for the Company’s Common Stock was $8.77 per share. The Company’s executive officers named in the Summary Compensation Table have an interest in this proposal because they are eligible to participate in the 1998 Plan.

     The 1998 Plan is structured to allow the Board broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. In addition, the Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees.

     The Board believes that the number of shares reserved under the 1998 Plan will be inadequate to satisfy the equity needs of the Company and that the proposed increase in the number of shares of Common Stock reserved under the 1998 Plan is in the best interests of the Company and its stockholders.

     The material features of the 1998 Plan are outlined below.

Summary of the 1998 Plan

     General. The 1998 Plan provides for the grant of options to purchase shares of the Company’s Common Stock. Options granted under the Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986 (the “Code”), or nonstatutory stock options. The administrator of the 1998 Plan also has the discretion to grant stock purchase rights.

     Purpose. The purposes of the 1998 Plan are to attract and retain the best available personnel and to provide incentive to key employees and consultants to promote the success of the Company’s business.

     Administration. The 1998 Plan is administered by the Board or one or more committees designated by the Board (the “Administrator”), as may be necessary to comply with the applicable rules, including rules governing plans intended to qualify plans under Rule 16b-3 or to qualify options as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code). The Administrator has complete authority to construe, interpret, and administer the provisions of the 1998 Plan and the provisions of the agreements governing awards granted thereunder. The Administrator has the authority to prescribe, amend and rescind rules and regulations pertaining to the 1998 Plan and to make all other determinations necessary or deemed advisable in the administration of the 1998 Plan. The determinations and interpretations made by the Administrator are final and binding.

     Grant Limitation. The 1998 Plan provides that no optionee may be granted options to purchase more than 150,000 shares of Common Stock in any fiscal year, except that in connection with an optionee’s initial service, an optionee may be granted options to purchase an additional 100,000 shares.

     Eligibility. Nonstatutory options may be granted to employees, directors and consultants of the Company and its subsidiaries or a parent of the Company. Incentive stock options may be granted only to employees of the Company and its subsidiaries. The Administrator selects the employees, consultants and directors who will be granted options and determines the number of shares to be subject to each option. The actual number of individuals who will receive an award cannot be determined in advance because the Administrator has the discretion to select the recipients of awards granted under the 1998 Plan. The Company does not typically grant options under the 1998 Plan to consultants or non-employee directors, although such grants are permitted under the 1998 Plan.

     Exercise of Options and Stock Purchase Rights. Options and stock purchase rights become exercisable at such times as are determined by the Administrator as set forth in the individual agreements. In the case of stock purchase rights, the Company has a repurchase option exercisable upon the termination of the purchaser’s employment, unless the Administrator determines otherwise at the time of grant. The Company’s repurchase option lapses at a rate determined by the Administrator. The purchase price for the shares so repurchased is the original price paid by the purchaser.

     An option or stock purchase right is exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The form of consideration for exercising an option or stock purchase right, including the method of payment, is determined by the Administrator.

     Exercise Price. The exercise price of incentive stock options granted under the 1998 Plan is determined by the Administrator and must not be less than 100% of the fair market value of the Company’s Common Stock at the time of grant; provided, however, that incentive stock options or stock purchase rights granted to stockholders owning more than 10% of the voting stock of the Company, if any, are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value per share on the date of grant. The exercise price of nonstatutory options is determined by the Administrator. In order to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code an option may not be granted at less than 100% of the fair market value of the Common Stock on the date of grant.

     Termination. The 1998 Plan gives the Administrator authority to vary the terms of the individual option agreements. However, generally, if the optionee ceases to be an employee or consultant, the optionee shall have the right to exercise the vested portion of an unexercised option within thirty (30) days after the date of termination, unless otherwise specified in the option agreement. If such termination is due to death or disability the optionee (or the optionee’s legal representative) shall have the right to exercise the vested portion of an unexercised option at any time within twelve (12) months of the termination date, unless otherwise specified in the option agreement. In no event shall an option be exercisable beyond its term.

     Term of Options. Options granted under the 1998 Plan expire as determined by the Administrator, but in no event later than ten (10) years after the date of grant. However, incentive stock options granted to stockholders owning more than 10% of the Company’s outstanding voting stock may not have a term of more than five (5) years. Stock purchase rights granted under the 1998 Plan expire as determined by the Administrator. No option or stock purchase right may be exercised by any person after its expiration.

     Non-Transferability. Unless determined otherwise by the Administrator, options and stock purchase rights are not transferable by the optionee other than by will or the laws of descent and distribution, and are exercisable during the lifetime of the optionee or grantee only.

     Adjustments Upon Change in Capitalization. The number of shares covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company’s capitalization, such as a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

     Transfer of Control. In the event the Company is a participant in any merger or consolidation, each outstanding, unexercised option or stock purchase right shall be assumed or substituted by the surviving corporation. If such options or stock purchase rights are not assumed, they become fully exercisable or the repurchase right applicable to them fully lapses, respectively, for a period of fifteen (15) days following the Administrator’s notice.

     Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any outstanding option or stock purchase right shall terminate. However, the Administrator may provide that any option be fully exercisable until ten (10) days prior to such event. In addition, the Administrator may provide that the Company’s repurchase option with respect to any stock purchase right shall fully lapse prior to such event.

     Amendment or Termination of the 1998 Plan. The Administrator may at any time amend, alter, suspend or terminate the 1998 Plan; provided that no amendment, alteration, suspension or termination may impair the rights of any optionee, unless mutually agreed otherwise.

     Federal Income Tax Consequences

     The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 1998 Plan. Tax consequences for any particular individual may be different.

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     Restricted Stock. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

     The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

     The foregoing summary of the effect of the United States federal income taxation laws upon the optionee and the Company with respect to the options under the 1998 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Amended and New Plan Benefits

     The grant of options under the 1998 Plan to directors and executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future awards under the 1998 Plan. Accordingly, future awards are not determinable. The following table sets forth (a) the aggregate number of shares subject to options granted under the 1998 Plan during the last fiscal year, and (b) the average per share exercise price of such options.

Name of Individual or	Number of Options	Average Per Share
Group	Granted	Exercise Price
Theodore A. Boutacoff	60,000	$5.39
Eduardo Arias	15,000	$4.74
Larry Tannenbaum	60,000	$3.30
Timothy S. Powers	15,000	$4.74
All executive officers, as a group	153,750	$4.40
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	226,250	$3.46

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the 1998 Plan. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on this subject. Broker non-votes may be prohibited from voting in favor of this proposal under proposed NYSE regulations unless the holder of such shares specifically instructs the broker or other nominee to vote in favor of the amendment to the 1998 Stock Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE 1998 STOCK PLAN

PROPOSAL THREE

APPROVAL OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

Introduction

     The stockholders are being asked to approve our 2005 Employee Stock Purchase Plan (the “2005 ESPP”). The Board approved the 2005 ESPP on April 5, 2004, subject to stockholder approval. Approval of the 2005 ESPP requires the affirmative vote of the holders of a majority of the Votes Cast. The Company’s 1995 Employee Stock Purchase Plan (the “1995 ESPP”) is scheduled to terminate, by its terms, during the 2005 calendar year. If approved, the 2005 ESPP will replace the 1995 ESPP. As such, if approved, the 1995 ESPP will terminate by its terms in calendar year 2005 and the 2005 ESPP will become effective as of February 15, 2005. The Company’s executive officers named in the Summary Compensation Table have an interest in this proposal because they are eligible to participate in the 2005 ESPP.

     As of the Record Date, 71,623 shares were available for purchase under the 1995 ESPP. On the Record Date, the closing price on the Nasdaq National Market for the Company’s Common Stock was $8.77 per share. Assuming our stockholders approve the 2005 ESPP, any shares of Common Stock that have been reserved but not issued under our 1995 ESPP as of the date of its termination will be reserved for issuance under the 2005 ESPP.

     The Board believes that the 2005 ESPP is an important factor in creating equity incentives to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees.

     The material features of the Purchase Plan are outlined below.

Summary of the 2005 Employee Stock Purchase Plan

     Purpose. The purpose of the 2005 ESPP is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of common stock of the Company through accumulated payroll deductions. The 2005 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

     Eligibility to Participate. Most employees of the Company and its participating subsidiaries are eligible to participate in the 2005 ESPP. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company, or if he or she normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year. Approximately 106 employees are currently eligible to participate in the 2005 ESPP.

     Administration, Amendment and Termination. The Board or a committee of members of the Board, who are appointed from time to time by, and who serve at the pleasure of, the Board (the “Administrator”) administers the 2005 ESPP. Subject to the terms of the 2005 ESPP, the Administrator has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 2005 ESPP. The Administrator may make whatever rules, interpretations, and computations, and take any other actions to administer the 2005 ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the 2005 ESPP remains qualified under Section 423 of the Internal Revenue Code. The Administrator, in

its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) is, to the full extent permitted by law, final and binding on all parties.

     The Administrator may amend or terminate the 2005 ESPP at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, the Company’s shareholders must approve certain material amendments.

     Number of Shares of Common Stock Available under the 2005 ESPP. The number of shares of Common Stock reserved and available for issuance pursuant to the 2005 ESPP will be equal to the sum of (i) 30,0000 plus (ii) the number of shares of Common Stock which have been reserved but not issued under the 1995 ESPP at the time that plan is terminated. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 2005 ESPP.

     Enrollment and Contributions. Eligible employees voluntarily elect whether or not to enroll in the 2005 ESPP. Employees join for an offering period of six months. Employees who join the 2005 ESPP automatically are re-enrolled for additional rolling six-month offering periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to 2005 ESPP rules).

     Employees contribute to the 2005 ESPP through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions.

     Purchase of Shares. On the last business day of each offering period, the Company uses the accumulated payroll deductions of each participating employee to purchase shares of common stock for such employees. The price of the shares equals 85% of the lower of (1) the fair market value of a share of Common Stock on the first day of the offering period, or (2) the fair market value of a share of Common Stock on the last day of the offering period. Fair market value under the 2005 ESPP means the closing sales price per share of the Company’s Common Stock on the Nasdaq National Market for the day in question. In any single year, no employee may purchase more than $25,000 of Common Stock (based on the fair market value at the beginning of the applicable offering period). The maximum number of shares that a participant may purchase during any offering period is 1,000 shares.

     Termination of Participation. Participation in the 2005 ESPP terminates when a participating employee’s employment with the Company (or any participation subsidiary) ceases for any reason, the employee withdraws from the 2005 ESPP, or the Company terminates or amends the 2005 ESPP such that the employee no longer is eligible to participate.

United States Tax Information

     Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of Common Stock under the 2005 ESPP are as follows.

     An employee will not have taxable income when the shares of Common Stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the 2005 ESPP.

     For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

     The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the 2005 ESPP within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

Amended and New Plan Benefits

     Given that the number of shares that may be purchased under the 2005 ESPP is determined, in part, on the Common Stock’s fair market value at the beginning of an offering period and at the end of an offering period and participation in the 2005 ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of the Company’s Common Stock that were purchased during fiscal 2003 under the 1995 ESPP, and the (b) average price per share purchase price paid for such shares.

Name of Individual	Number of Shares	Average Per Share Purchase
or Group	Purchased	Price
Theodore A. Boutacoff	—	—
Eduardo Arias	—	—
Larry Tannenbaum	919	$2.9376
Timothy S. Powers	—	—
All executive officers, as a group	1,681	$2.7122
All directors who are not executive officers, as a group	—	—
All employees who are not executive officers, as a group	27,807	$2.6328

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the adoption of the 2005 ESPP. Votes withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on the subject. Broker non-votes may be prohibited from voting in favor of this proposal, under proposed NYSE regulations, unless the holder of such shares specifically instructs the broker or other nominee to vote in favor of the adoption of the 2005 Employee Stock Purchase Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE “FOR” THE ADOPTION OF THE 2005 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL FOUR

AMENDMENT OF THE 1995 DIRECTOR OPTION PLAN

Introduction

     The Company’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board in October 1995 and was approved by the stockholders in January 1996. The Director Plan provides for the automatic and nondiscretionary grant of nonstatutory stock options to purchase 11,250 shares of the Company’s Common Stock to each nonemployee director (an “Outside Director”) on the later of the effective date of the Director Plan or the date on which such person becomes a director. Thereafter, each Outside Director will be automatically granted an option to purchase 3,750 shares of Common Stock on July 1st of each year, if on such date he or she has served on the Board for at least six months. The Director Plan provides that the exercise price shall be equal to the fair market value of the Company’s Common Stock as of the date of grant. Information regarding options granted to Outside Directors during the fiscal year ended January 3, 2004 is set forth under the headings “Election of Directors — Director Compensation” and “Amended and New Plan Benefits.” The Company’s Outside Directors named in the Summary Compensation Table have an interest in this proposal because they are eligible to participate in the Director Plan.

     A total of 100,000 shares of Common Stock were initially reserved for issuance under the Director Plan. The Board has amended the Director Plan from time to time since 1995 to increase the number of shares of Common Stock reserved for issuance thereunder, the stockholders approved each increase at that year’s annual meeting of stockholders. In April 2004, the Board authorized an amendment to the Director Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance thereunder by 40,000 shares, from 180,000 shares to an aggregate of 220,000 shares. The stockholders are being asked to approve this amendment to increase the number of shares reserved under the Director Plan from 180,000 shares to an aggregate of 220,000 shares at the Annual Meeting. As of the Record Date, options to purchase an aggregate of 153,750 shares of Common Stock were outstanding under the Director Plan with a weighted average exercise price of $6.41 per share, options to purchase an aggregate of 11,322 shares of Common Stock had been exercised and options to purchase an aggregate of 14,928 shares of Common Stock were available for grant. On the Record Date, the closing price in the Nasdaq National Market for the Company’s Common Stock was $8.77 per share.

     The Board of Directors believes that the Director Plan is an important factor in attracting and retaining the best available people for service as directors and provides an effective vehicle to compensate them for their many hours of service. An adequate reserve of shares available for issuance under the Director Plan is therefore in the best interests of the Company and the stockholders.

     The material features of the Plan are outlined below.

Summary of the 1995 Director Option Plan

     Purpose. The purposes of the Director Plan are to (i) attract and retain the best available personnel for service as Outside Directors, (ii) to provide additional incentive to the Outside Directors to serve as Directors and (iii) to encourage their continued service on the Board.

     Administration. The Director Plan is designed as an automatic grant plan which generally does not require administration. However, if necessary, it will be administered by a committee designated by the Board.

     Eligibility. The Director Plan provides that Options may be granted only to Outside Directors. Non-employee directors who were previously employed by the Company are eligible for participation in the Director Plan. All grants are automatic and are not subject to the discretion of any person. As of January 3, 2004, four (4) directors were eligible to participate in the Director Plan.

     Procedure for Grants. The Director Plan provides for the grant of nonstatutory options to Outside Directors of the Company. Each such director is granted an option to purchase 11,250 shares of Common Stock on the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “First Option”). Thereafter, each Outside Director will be automatically granted an option to purchase 3,750 shares annually (the “Subsequent Option”) on July 1st of each year provided that he or she has served on the Board for at least the preceding six months.

     Terms of Options. Options granted under the Director Plan have a term of ten (10) years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted.

     Exercise of Option. The First Option becomes exercisable as to one-twelfth (1/12) of the shares subject to the option for each quarter over a three-year period. Each Subsequent Option becomes exercisable as to one-fourth (1/4) of the shares subject to the Subsequent Option for each quarter, commencing one quarter after the First Option and any previously issued Subsequent Option have become fully exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of the Company’s Common Stock or a combination thereof.

     Option Price. The option price is 100% of the fair market value of the Company’s Common Stock on the date of grant. The Board determines such fair market value based upon the closing price of the Common Stock on the Nasdaq National Market on the date the option is granted.

     Termination of Status as a Director. If an optionee ceases to be a director of the Company for any reason other than death or disability, vesting of the option shall cease as of the date of termination. Thereafter, the option may be exercised within three (3) months as to all or part of the shares that the optionee was entitled to exercise at the date of termination. If such termination is due to death or disability, the optionee (or the optionee’s legal representative) shall have the right to exercise his or her option, but only within twelve (12) months following the date of such termination, and only to the extent that the optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term).

     Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime.

     Adjustments on Changes in Capitalization. In the event any change is made in the Company’s capitalization, such as a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, the number of shares remaining subject to the Director Plan and the purchase price per share shall be appropriately adjusted.

     Transfer of Control. In the event of a merger of the Company with or into another corporation where following such merger the stockholders of the Company own less than 50% of the voting securities of the surviving corporation or the sale of all or substantially all of the assets of the Company, each outstanding option shall become fully vested and exercisable, including as to shares for which it would not otherwise be exercisable. The Board shall notify the optionee that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the option shall terminate. In the event of a merger with or into another corporation where there is no change of control of the Company, each outstanding option may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof.

     Amendment and Termination. The Board may at any time amend or terminate the Director Plan, provided, however, that the Director Plan may not be amended more than once every six (6) months, other than to comport with changes with respect to applicable laws. The Company shall obtain shareholder approval of any Director Plan amendment in the manner and to the degree required to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or any other applicable law or regulation. The Director Plan will terminate by its terms in October 2005.

     Federal Income Tax Consequences

     The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Director Plan. Tax consequences for any particular individual may be different.

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     The foregoing summary of the effect of the United States federal income taxation laws upon the optionee and the Company with respect to the options under the Director Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Amended and New Plan Benefits

     Although the grant of options under the Director Plan to outside directors is automatic and non-discretionary as described above, the exercise price per shares of such options cannot be determined until the date of grant, which is July 1st of each year. Accordingly, the value of future awards is not determinable. The following table sets forth (a) the aggregate number of shares subject to options granted under the Director Plan during the last fiscal year, and (b) the average per share exercise price of such options. The Company’s executive officers and other employees are not entitled to receive options under the Director Plan and are instead entitled to receive options under the 1998 Plan.

Name of Individual or	Number of Options	Average Per Share
Group	Granted (1)	Exercise Price
Robert K. Anderson	3,750	$3.75
Donald L. Hammond, D.Sc	3,750	$3.75
Joshua Makower, M.D.	3,750	$3.75
John M. Nehra (2)	3,750	$3.75
All executive officers, as a group	—	—
All directors who are not executive officers, as a group	15,000	$3.75
All employees who are not executive officers, as a group	—	—

(1)	All non-employee directors were granted annual stock options under the Director Plan.

(2)	Mr. Nehra is not standing for re-election at the Annual Meeting.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Director Plan. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on this subject. Broker non-votes may be prohibited from voting in favor of this proposal under proposed NYSE regulations unless the holder of such shares specifically instructs the broker or other nominee to vote in favor of the amendment to the 1995 Director Option Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
THE AMENDMENT OF THE 1995 DIRECTOR OPTION PLAN

Equity Compensation Plan Information

     The following table summarizes information, as of January 3, 2004, with respect to shares of the Company’s Common Stock that may be issued under its existing equity compensation plans:

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
Equity compensation plans approved by stockholders	2,004,283 (1)	$4.91	395,634 (2)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,004,283	$4.91	395,634

(1)	Includes options to purchase shares outstanding under the 1998 Stock Plan, the 1995 Director Option Plan and the Amended and Restated 1989 Incentive Stock Plan.

(2)	Includes options available for future issuance under the 1998 Stock Plan and the 1995 Director Option Plan and shares issuable under the 1995 Employee Stock Purchase Plan.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Introduction

     The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending January 1, 2005, and recommends that stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP, previously Coopers & Lybrand, has served as the Company’s independent auditors since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit and Corporate Governance Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Audit and Corporate Governance Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit and Corporate Governance Committee will reconsider its selection.

Fees Billed To Company By PricewaterhouseCoopers LLP During Fiscal 2003

     The following table presents fees (in thousands) billed for professional audit services and other services rendered to the Company by PricewaterhouseCoopers, LLP for the fiscal years ended January 3, 2004 and December 28, 2002.

	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$140	$135
Audit-Related Fees (2)	0	0
Tax Fees (3)	54	43
All Other Fees (4)	0	0

Total	$194	$178

(1)	Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)	This category consists of assurance and related services by the Company’s independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” PricewaterhouseCoopers LLP did not perform any such services for the Company in fiscal years 2003 or 2002.

(3)	Tax Fees consisted of fees billed for tax compliance and sales tax consultation services.

(4)	All Other Fees consisted of fees attributable to PricewaterhouseCoopers LLP’s review of the Company’s previous filings under the Exchange Act, unrelated to its audit of the Company’s financial statements.

Pre-Approval of Audit and Non-Audit Services

     The Audit and Corporate Governance Committee has established a policy governing the Company’s use of PricewaterhouseCoopers LLP for non-audit services. Under the policy, management may use PricewaterhouseCoopers LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtain the Audit and Corporate Governance Committee’s approval before such services are rendered.

     The Audit and Corporate Governance Committee has determined that the provision of all fees identified above under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were billed by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has approved these non-audit services in accordance with its charter and applicable laws, rules and regulations.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. Votes withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on the subject. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address	Number of Shares	Percent of Total
Wasatch Advisors, Inc.	1,002,125	13.96%
150 Social Hall Avenue
Salt Lake City, UT 84111 (2)
Wellington Management Company, LLP	668,000	9.30%
75 State Street
Boston, MA 02109 (3)
David W. Tice & Associates, LLC	374,241	5.21%
Prudent Bear Funds, Inc.
8140 Walnut Hill Lane, Suite 300
Dallas, TX 75231 (4)
Dimensional Fund Advisors Inc.	318,900	4.44%
1299 Ocean Ave.
11th Floor
Santa Monica, CA 90401(5)
T. Rowe Price Associates, Inc.	300,000	4.18%
T. Rowe Price Small-Cap Value Fund, Inc.
100 E. Pratt Street
Baltimore, MD 21202 (6)
Gruber and McBaine Capital Management, LLC and its affiliates	278,500	3.88%
50 Osgood Place, Penthouse
San Francisco, CA 94133 (7)
Theodore A. Boutacoff (8)	289,945	3.99%
Eduardo Arias (9)	234,772	3.24%
John Nehra (10)	170,108	2.36%
Robert K. Anderson (11)	167,078	2.32%
James Donovan (12)	116,837	1.62%
Timothy S. Powers (13)	100,073	1.37%
Donald L. Hammond (14)	64,328	*
Larry Tannenbaum (15)	15,919	*
Joshua Makower (16)	23,078	*
Sanford Fitch	—	*
All directors and executive officers as a group (10 persons) (17)	1,157138	15.57%

*	Represents beneficial ownership of less than 1%.

(1)	Applicable percentage ownership is based on 7,180,757 shares of Common Stock outstanding as of the Record Date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by them.

(2)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2003. In its role as investment advisor, Wasatch Advisors, Inc. may be deemed to beneficially own 1,002,125 shares by reason of its sole voting and dispositive power with respect to these shares.

(3)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2003. In its role as investment advisor, Wellington Management Company, LLP may be deemed to beneficially own 668,000 shares by reason of its shared voting power with respect to 570,000 shares and shared dispositive power with respect to 668,000 shares.

(4)	Based solely on information provided pursuant to Schedule 13G and 13G/A filed with the Commission for calendar year 2003. David W. Tice and Associates, LLC and President Bear Funds, Inc. share beneficial ownership of 374,241 shares. David W. Tice and Associates, LLC may be deemed to beneficially own 374,241 shares by reason of its sole dispositive power with respect to these shares. Prudent Bear Funds, Inc. may be deemed to beneficially own 374,241 shares by reason of its sole voting with respect to these shares.

(5)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2003. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. exercises sole voting and dispositive power with respect to 318,900 shares, but disclaims beneficial ownership of all 318,900 shares.

(6)	Based solely on information provided pursuant to Schedule 13G and 13G/A filed with the Commission for calendar year 2003. T. Rowe Price Associates, Inc., and T. Rowe Price Small-Cap Value Fund, Inc. share beneficial ownership of 300,000 shares. In its role as investment advisor, T. Rowe Price Associates, Inc. may be deemed to beneficially own 300,000 shares by reason of its sole voting power with respect to these shares.

(7)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2003. In its role as investment advisor, Gruber and McBaine Capital Management, LLC may be deemed to beneficially own 278,500 shares by reason of its shared voting and dispositive power. Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold are deemed to beneficially own 208,200 shares by reason of their shared voting and dispositive power with respect to such shares and Mr. Gruber and Mr. McBaine additionally exercise voting and dispositive power with respect to 47,400 shares and 22,900 shares, respectively, and are deemed to beneficially own such shares.

(8)	Includes 85,000 shares subject to stock options held by Mr. Boutacoff that are exercisable within 60 days of the Record Date.

(9)	Includes 165,200 shares held by the Arias Trust, dated October 19, 1994, over which Mr. Arias exercises voting and dispositive power and 69,572 shares subject to stock options held by Mr. Arias that are exercisable within 60 days of the Record Date.

(10)	Includes 27,348 shares held by Mr. Nehra’s spouse as separate property, as to which shares Mr. Nehra disclaims beneficial ownership. Also includes 39,328 shares subject to stock options held by Mr. Nehra that are exercisable within 60 days of the Record Date.

(11)	Includes 15,578 shares subject to stock options held by Mr. Anderson that are exercisable within 60 days of the Record Date.

(12)	Includes 91,839 shares held by the Donovan Trust dated March 14, 1978, over which Mr. Donovan exercises voting and dispositive power, and 24,998 shares subject to stock options that are exercisable within 60 days of the Record Date.

(13)	Consists of 100,073 shares subject to stock options held by Mr. Powers that are exercisable within 60 days of the Record Date.

(14)	Includes 12,500 shares held by the Hammond Marital Trust UA 8/30/95 and 12,500 shares held by the Hammond Survivors Trust UA 8/30/95, over which Mr. Hammond exercises voting and dispositive power. Also includes 39,328 shares subject to stock options held by Mr. Hammond that are exercisable within 60 days of the Record Date.

(15)	Consists of 15,000 shares subject to stock options held by Mr. Tannenbaum that are exercisable within 60 days of the Record Date.

(16)	Consists of 23,078 shares subject to stock options held by Dr. Makower that are exercisable within 60 days of the Record Date.

(17)	Includes 411,955 shares subject to stock options that are exercisable within 60 days of the Record Date. See footnotes (8) through (16) above.

EXECUTIVE OFFICERS

     The following tables sets forth certain information with respect to our current executive officers, including their ages.

Name	Age	Position
Theodore A. Boutacoff	57	President and Chief Executive Officer
Eduardo Arias	59	Senior Vice President, International Sales and Business Development
James L. Donovan	64	Vice President, Corporate Business Development
Larry Tannenbaum	52	Chief Financial Officer and Senior Vice President, Finance and Administration
Timothy S. Powers	43	Vice President, Operations

     Theodore A. Boutacoff co-founded the Company and since February 1989 has served as its President, Chief Executive Officer and a member of its Board of Directors. He received a B.S. in Civil Engineering from Stanford University.

     Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as a Vice President, Sales & Marketing and, since September 1991, served as of Senior Vice President, International Worldwide Sales. He was promoted to his current position, Senior Vice President, International Sales and Business Development in January 2002. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.

     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.

     Larry Tannenbaum joined the Company in May 2003 as our Chief Financial Officer and Senior Vice President, Finance and Administration. From April 2001 to April 2003, Mr. Tannenbaum served as the Senior Vice President and Chief Financial Office of Metrika, a manufacturer of diabetes monitoring products. From 1998 to 2000, Mr. Tannenbaum served as the Senior Vice President and Chief Financial Officer of LJL Biosystems, which was acquired by Molecular Devices Corporation, a supplier of devices for drug and life sciences research. Mr. Tannenbaum has also served as Chief Financial Officer at SinoGen, ArthroCare and Target Therapeutics. Mr. Tannenbaum received an M.B.A. from the University of Utah and a B.S. in Political Science from Arizona State University.

     Timothy S. Powers joined the Company in July 1997 as our Vice President of Operations and has continued to serve in that capacity to the present. Mr. Powers received a B.S. in Industrial Technology and an M.M.S. in Manufacturing Engineering, both from the University of Lowell.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table shows, as to the Company’s Chief Executive Officer and each of its other three most highly compensated executive officers earning more than $100,000 in salary and bonus (the “Named Executive Officers”), information concerning compensation awarded to, earned by or paid for their services to the Company in all capacities during 2003, 2002 and 2001. The entries under the column heading “All Other Compensation” in the table represent the cost of term life insurance and 401(k) matching contributions for each Named Executive Officer, except as otherwise noted.

Summary Compensation Table

						Long-Term
		Annual Compensation				Compensation Awards
						Securities
Name and				Other Annual		Underlying Options	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation ($)		(#)	Compensation ($)
Theodore A. Boutacoff	2003	$240,000	—	—		60,000	$2,152
President and Chief	2002	240,000	—	—		—	1,371
Executive Officer	2001	228,462	—	—		—	1,179
Eduardo Arias	2003	164,300	—	63,334	(2)	15,000	2,001
Senior Vice President,	2002	164,300	—	—		—	2,194
International Sales and	2001	157,146	—	29,788	(2)	10,000	1,037
Business Development
Larry Tannenbaum (1)	2003	106,616	—	—		60,000	1,432
Chief Financial Officer,	2002	—	—	—		—	—
and Senior Vice President	2001	—	—	—		—	—
Administration
Timothy S. Powers	2003	167,400	—	—		15,000	804
Vice President, Operations	2002	167,400	—	—		10,000	962
	2001	157,862	—	—		20,000	817

(1)	Mr. Tannenbaum joined the Company in May 2003.

(2)	Represents amounts earned as commissions.

Stock Option Grants and Exercises During Last Fiscal Year

     The following table sets forth certain information for each grant of options to purchase the Company’s Common Stock during fiscal 2003 to each of the Named Executive Officers. Each of these options granted by the Company was granted under the 1998 Plan. Each option has a term of 10 years, subject to earlier termination in the event optionee’s services to the Company cease. In accordance with the rules of the Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Commission and do not represent the Company’s estimate of future stock price. Actual gains, if any, in stock option exercises, will depend on the future performance of the Company’s Common Stock.

Option Grants in Fiscal 2003

	Individual Grants				Potential Realizable Value
					of Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(7)
Name and	Options	Employees in	Price	Expiration
Principal Position	Granted(#)	Fiscal Year(4)	($/Sh)(5)	Date(6)	5%($)	10%($)
Theodore A. Boutacoff (1)	60,000	17.7%	$5.39	11/10/13	$203,385	$515,416
President and Chief
Executive Officer
Eduardo Arias (2)	15,000	4.4%	4.74	9/22/13	44,714	113,315
Senior Vice President
International Sales and
Business Development
Larry Tannenbaum (3)	60,000	17.7%	3.30	5/18/13	124,521	315,561
Chief Financial Officer
and Senior Vice President,
Administration
Timothy S. Powers (2)	15,000	4.4%	4.74	9/22/13	44,714	113,315
Vice President, Operations

(1)	The options granted to Mr. Boutacoff vest in full on the earlier of the fourth anniversary of the date of grant or the achievement of certain milestones related to the Company’s financial performance in fiscal year 2005.

(2)	The options granted to Messrs. Arias and Powers vest at the rate of 1/48th of the shares subject to the option each month following the date of grant.

(3)	The options granted to Mr. Tannenbaum vest at the rate of 25% after the first year, and then 1/48th of the shares subject to the option each month thereafter.

(4)	Based upon an aggregate of 338,552 options granted to employees and consultants, including the Named Executive Officers, in fiscal 2003.

(5)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(6)	Options may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.

(7)	The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years) and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table shows, as to the Named Executive Officers, the number of options exercisable and unexercisable at January 3, 2004, information concerning stock options exercised during the fiscal year ended January 3, 2004 and the value of unexercised options as of January 3, 2004.

Aggregated Option Exercises in Fiscal 2003 and
Fiscal 2003 Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
Name and	Shares Acquired on	Value Realized	January 3, 2004 (#)		January 3, 2004 ($)(1)
Principal Position	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore A. Boutacoff	—	—	95,000	60,000	$116,000	$600
President and Chief
Executive Officer
Eduardo Arias	—	—	66,968	18,032	75,822	15,978
Senior Vice President,
International Sales and
Business Development
Larry Tannenbaum
Chief Financial Officer	—	—	—	60,000	—	126,000
and Senior Vice
President,
Administration
Timothy S. Powers	—	—	95,384	27,616	58,882	31,018
Vice President,
Operations

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at year-end ($5.40 per share) and the exercise price of the options.

Employment Agreements

     The Company entered into a change of control agreement with Mr. Tannenbaum, which provides that one-half of the unvested portion of Mr. Tannenbaum’s options will vest if Mr. Tannenbaum is involuntarily terminated or terminated without cause within nine months of a change of control of the Company. Other than its agreement with Mr. Tannenbaum, the Company has no employment contracts with any of its officers and has no compensatory plans or arrangements that are activated upon resignation, termination or retirement of any such officer upon a change in control of the Company. The 1998 Plan and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control, but, in the case of the 1998 Plan, only if the option is not assumed or substituted.

Other Employee Benefit Plans

     401(k) Plan

     The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company matches 50% of the employee’s contribution up to a maximum amount. The maximum Company match in fiscal year 2003 was $1,000 per employee and in fiscal year 2004 is $1,000 per employee. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.

     1995 Employee Stock Purchase Plan

     The Company’s Purchase Plan permits employees, including the Company’s officers, who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month offering period. Payroll deductions may not exceed 10% of an employee’s compensation. Notwithstanding the foregoing, no employee may be granted the right to purchase more than $25,000 worth or more than 1,000 shares of Common Stock annually. The Purchase Plan provides for two offering periods during each fiscal year, each having a duration of six months, and has such other features as described previously.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

General

     For the fiscal year ended January 3, 2004, the Compensation Committee of the Board of Directors established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. On April 5, 2004, the Board established the Compensation and Nominating Committee. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. The Compensation and Nominating Committee is comprised of two independent, nonemployee members of the Board of Directors, neither of whom has interlocking relationships as defined by the Commission. The Compensation and Nominating Committee has available to it such external compensation advice and data as the Compensation and Nominating Committee deems appropriate to obtain.

     The compensation philosophy of the Compensation and Nominating Committee is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Accordingly, the Compensation and Nominating Committee follows a compensation strategy that has used vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Compensation and Nominating Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation and Nominating Committee reaches its decisions with a view towards the Company’s overall financial performance. The Compensation and Nominating Committee strives to structure each officer’s overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

Committee Charter

     The Compensation and Nominating Committee adopted its written charter in April 2004. A copy of the Compensation and Nominating Committee charter is attached to this Proxy Statement as Appendix B.

Executive Officer Compensation

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.

     Base Salary. Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.

     Incentive Bonuses. The Compensation and Nominating Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. In 2003, the Company’s goals were targeted toward profitability and longer-term objectives for corporate development. As a consequence, the Company did not have an incentive bonus plan for executive officers in fiscal 2003.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the Company’s Option Plans. Stock option grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period, based on continued employment. Factors considered in granting stock options to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options as an important component of long-term compensation for executive officers since options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.

CEO Compensation

     Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. Mr. Boutacoff’s salary was not increased in 2003. Mr. Boutacoff was granted options in fiscal year 2003 to purchase 60,000 shares of the Company’s Common Stock. The options granted to Mr. Boutacoff vest in full on the earlier of the fourth anniversary of the date of grant or the achievement of certain milestones related to the Company’s financial performance in fiscal year 2005.

COMPENSATION AND NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS

Donald L. Hammond
Joshua Makower

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

General

     For the fiscal year ended January 3, 2004, the Audit Committee of the Board of Directors oversaw the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and assisted the Board with the oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the Company’s internal accounting and financial controls. For the fiscal year ended January 3, 2004, the Audit Committee was comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by the Sarbanes-Oxley Act of 2002 and the listing standards of the National Association of Securities Dealers, as determined by our Board.

Committee and Charter

     On April 5, 2004, the Board established the Audit and Corporate Governance Committee and appointed Messrs. Fitch, Anderson and Makower as its members. The Audit and Corporate Governance Committee adopted its written charter in April 2004. A copy of the Audit and Corporate Governance Committee charter is attached to this Proxy Statement as Appendix A.

     The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the SEC.

Review with Management

     The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended January 3, 2004 and the notes thereto, with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, our independent auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

Review and Discussions with Independent Auditors

     The Audit Committee discussed with PricewaterhouseCoopers LLP, our independent auditors, the matters required to be discussed by the Statement on Accounting Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented, (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit Committee also received written disclosures and the letter from PricewaterhouseCoopers, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the accountant’s independence from us and our related entities and has discussed with PricewaterhouseCoopers LLP that firm’s independence from us. The Audit Committee also concluded that PricewaterhouseCoopers LLP’s provision of non-audit services, as described previously, to the Company is compatible with PricewaterhouseCoopers LLP’s independence.

Conclusion

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2004 for filing with the Commission.

AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS

John M. Nehra
Robert K. Anderson
Joshua Makower

COMPANY STOCK PRICE PERFORMANCE

     The following graph demonstrates a comparison of cumulative total stockholder returns for the period shown based on the assumption that $100 had been invested in the Company’s stock on January 2, 1999 and each of the Russell 2000 Index and the Standard and Poors 500 Index and that all dividends were reinvested, as required by the Commission. No dividends have been declared or paid on the Company’s Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph reflects the Company’s stock price performance and the value that such investments would have had on January 3, 2004.

IRIDEX Corporation
Company Stock Price Performance

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all reports required to be filed under Section 16(a) have been filed on a timely basis during the Company’s 2003 fiscal year.

OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 30, 2004

APPENDIX A

CHARTER FOR THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF

IRIDEX CORPORATION

1. Purpose.

     The purpose of the Audit and Corporate Governance Committee of the Board of Directors (the “Board”) of IRIDEX Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls;

•	provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board;

•	review and make recommendations to the Board regarding matters concerning corporate governance;

•	review the composition and evaluate the performance of the Board;

•	review the composition of committees of the Board and recommend persons to be members of such committees; and

•	review conflicts of interest of members of the Board and corporate officers.

     In addition, the Audit and Corporate Governance Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2. Membership and Organization.

     Composition. The Audit and Corporate Governance Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit and Corporate Governance Committee will consist of at least three members of the Board. Members of the Audit and Corporate Governance Committee must meet the following criteria (as well as any criteria required by the Securities and Exchange Commission (the “SEC”)):

•	each member will be an independent director in accordance with (1) the audit committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (2) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the audit committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

     Meetings and Reports. The Audit and Corporate Governance Committee will meet at least four (4) times annually. The Audit and Corporate Governance Committee may establish its own meeting schedule. The Audit and Corporate Governance Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Audit and Corporate Governance Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

     The Audit and Corporate Governance Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     Compensation. Members of the Audit and Corporate Governance Committee shall receive such fees, if any, for their service as Audit and Corporate Governance Committee members as may be determined by the Board. Members of the Audit and Corporate Governance Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

3. Responsibilities and Duties.

     The responsibilities and duties of the Audit and Corporate Governance Committee shall include:

     Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls, and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (1) reviewing the independent auditors’ proposed audit scope and approach, (2) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, and (3) reviewing reports submitted to the Audit and Corporate Governance Committee by the independent auditors in accordance with applicable SEC requirements;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

     Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (1) obtaining on a periodic basis a formal written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (2) presenting this statement to the Board, and (3) to the extent there are relationships, monitoring and investigating them;

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit and Corporate Governance Committee may delegate to one or more designated members of the Audit and Corporate Governance Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit and Corporate Governance Committee at its scheduled meetings;

     Corporate Governance and Regulatory Compliance

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit and Corporate Governance Committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s Code of Business Conduct and Ethics;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	developing principles of corporate governance and recommending them to the Board for its consideration and approval;

•	reviewing annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

•	overseeing the evaluation of the Company’s management;

•	reviewing this charter and this committee’s processes and procedures at least annually;

•	recommending ways to enhance communications and relations with stockholders;

•	reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to these executive management positions;

•	overseeing compliance by the Board and its committees with applicable laws and regulations, including the Nasdaq Rules and regulations promulgated by the SEC;

     Board of Directors and Committees of the Board of Directors

•	conducting an annual evaluation of the Board as a whole, and evaluating the performance of individual members of the Board eligible for re-election;

•	reviewing periodically the composition of each committee of the Board and making recommendations to the Board for the creation of additional committees or the change in mandate or dissolution of committees;

•	recommending to the Board persons to be members of the various committees;

     Conflicts of Interest

•	considering questions of possible conflicts of interest of members of the Board and of corporate officers; and

•	reviewing actual and potential conflicts of interest of members of the Board and corporate officers, and clearing any involvement of such persons in matters that may involve a conflict of interest.

     In addition, the Audit and Corporate Governance Committee shall have the resources as determined by the Audit and Corporate Governance Committee and the authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve fees and other retention terms, as appropriate, of outside legal, accounting or other advisors to advise or assist the Audit and Corporate Governance Committee in the performance of any of the responsibilities and duties set forth above without seeking approval of the Board or management.

APPENDIX B

CHARTER FOR THE COMPENSATION AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

OF

IRIDEX CORPORATION

1. Purpose.

     The purpose of the Compensation and Nominating Committee of the Board of Directors (the “Board”) of IRIDEX Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s compensation policies, plans and benefits programs;

•	assist the Board in discharging its responsibilities relating to (i) oversight of the compensation of the Company’s Chief Executive Officer (the “CEO”) and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934, as amended), and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company;

•	assist the Board in administering the Company’s equity compensation plans for its employees;

•	select, or recommend for the selection of the Board of Directors, director nominees; and

•	evaluate director compensation.

     The compensation programs for the Company’s executive officers shall be (i) designed to attract, motivate and retain talented executives responsible for the success of the Company, (ii) determined within a competitive framework and (iii) based on the achievement of the Company’s overall financial results and individual contributions.

     In furtherance of these purposes, the Compensation and Nominating Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2. Membership and Organization.

     Composition. The Compensation and Nominating Committee members shall be appointed by, and shall serve at the discretion of, the Board. The Compensation and Nominating Committee shall consist of no fewer than two members of the Board. The Board may designate one member of the Compensation and Nominating Committee as its chair. The Compensation and Nominating Committee may form and delegate authority to subcommittees when appropriate. Members of the Compensation and Nominating Committee must meet the following criteria:

•	the independence requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”);

•	the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and

•	the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Meetings and Reports. It is anticipated that the Compensation and Nominating Committee will meet at least three (3) times each year and at such other times deemed necessary to fulfill its responsibilities. The Compensation and Nominating Committee may establish its own meeting schedule, which it will provide to the Board, and shall make regular reports to the Board. The CEO may not be present during voting or deliberations regarding CEO compensation.

     The Compensation and Nominating Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     Compensation. Members of the Compensation and Nominating Committee shall receive such fees, if any, for their service as Compensation and Nominating Committee members as may be determined by the Board in its sole discretion.

3. Responsibilities and Duties.

     The responsibilities and duties of the Compensation and Nominating Committee shall include:

     Executive and Other Compensation

•	annually reviewing and approving for the CEO and the executive officers of the Company (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs and (vi) any other benefits, compensation or arrangements. One of the Committee’s objectives shall be to use compensation to align the interests of the executive officers with the long-term interests of the Company’s stockholders, thereby incentivizing management to increase stockholder value;

•	specifically with respect to the CEO, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating his performance in light thereof, and considering factors related to the performance of the Company, including accomplishment of the Company’s long-term business and financial goals;

•	acting as Administrator of the Company’s employee stock purchase plan, director option plan and the stock option plan;

•	providing oversight of the Company’s overall compensation plans and benefits programs and making recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

•	evaluating, on a periodic basis, the competitiveness of (i) the compensation of the CEO and the executive officers of the Company and (ii) the Company’s overall compensation plans;

     Related Duties and Authority

•	reviewing this charter and this committee’s processes and procedures at least annually;

•	consulting with the Human Resources department and, when appropriate, with outside consultants to assist in the evaluation of executive officer compensation and approving the consultant’s fees and other retention terms. The Compensation and Nominating Committee may also obtain advice and assistance from internal or external legal, accounting or other advisors;

•	producing a report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission and any other applicable rules and regulations;

     Composition of the Board of Directors, Evaluation and Nominating Activities

•	reviewing the composition and size of the Board and determining the criteria for membership on the Board, including issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, other commitments and the like;

•	identifying, considering and selecting, or recommending for the selection of the Board, candidates to fill new positions or vacancies on the Board;

•	selecting, or recommending for the selection of the Board, the director nominees for election to the Board by the stockholders at the annual meeting of stockholders;

•	reviewing any candidates for the Board recommended by stockholders, provided such recommendations are submitted in compliance with the Company’s policies and procedures for consideration of candidates for the Board;

•	reviewing the disclosure included in the Company’s proxy statement regarding the Company’s policies and procedures for the Compensation and Nominating Committee’s consideration of candidates for the Board;

•	evaluating director compensation, consulting with outside consultants and/or with the Human Resources department when appropriate, and make recommendations to the Board regarding director compensation; and

•	reviewing and making recommendations to the Board with respect to the director option plan and any proposed amendments thereto, subject to obtaining stockholder approval of any amendments as required by law or the Nasdaq Rules.

     In addition, in performing its duties, the Compensation and Nominating Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors, including any search firm to be used to identify candidates for the Board, and shall have sole authority to approve such experts’ fees and other retention terms.

APPENDIX C

IRIDEX CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

April 5, 2004

 -i-

(continued)

 -ii-

INTRODUCTION

     This Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents we file with or submit to the U.S. Securities and Exchange Commission and in our other public communications;

•	compliance with applicable laws, rules and regulations;

•	the prompt internal reporting of violations of this Code; and

•	accountability for adherence to this Code.

     This Code applies to all directors, officers and employees of the company and its subsidiaries, who, unless otherwise specified, will be referred to jointly as employees. Agents and contractors of the company are also expected to read, understand and abide by this Code.

     This Code should help guide your conduct in the course of our business. However, many of the principles described in this Code are general in nature, and the Code does not cover every situation that may arise. Use common sense and good judgment in applying this Code. If you have any questions about applying the Code, it is your responsibility to seek guidance.

     This Code is not the exclusive source of guidance and information regarding the conduct of our business. You should consult applicable policies and procedures in specific areas as they apply. The Code is intended to supplement, not replace, the employee handbook and the other policies and procedures of the company.

     We are committed to continuously reviewing and updating our policies and procedures. The company therefore reserves the right to amend, alter or terminate this Code at any time and for any reason, subject to applicable law.

YOUR RESPONSIBILITIES

•	You are expected to read and understand this Code of Business Conduct and Ethics.

•	You must uphold these standards in day-to-day activities and comply with all applicable policies and procedures in the Code.

•	Part of your job and ethical responsibility is to help enforce this Code. You should be alert to possible violations and promptly report violations or suspected violations of this Code to the Chief Financial Officer or the Director of Human Resources. If your situation requires that your identity be kept secret, your anonymity will be preserved to the greatest extent reasonably possible. If you wish to remain anonymous, send a letter addressed to the Chief Financial Officer or the Director of Human Resources at IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. If you make an anonymous report, please provide as much detail as possible, including copies of any documents that you believe may be relevant to the issue.

•	If your concerns relate to accounting, internal controls or auditing matters, or if the human resource department is implicated in any violation or suspected violation, you may also contact the Audit and Corporate Governance Committee of the Board of Directors at Audit and Corporate Governance Committee, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.

•	You must cooperate with investigations into possible Code violations and be truthful and forthcoming in the course of these investigations.

•	Reprisals, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code or other company policies, or against any person who is assisting in good faith in any investigation or process with respect to such a violation, is prohibited.

•	In trying to determine whether any given action is appropriate, keep these steps in mind:

•	Obtain all relevant facts.

•	Assess the responsibilities and roles of those involved.

•	Using your judgment and common sense, evaluate whether the action seems unethical or improper.

•	Seek guidance.

•	If you are unsure about any situation or any provision of the Code, discuss the matter with your manager or responsible employees in the Human Resources Department or with the Chief Financial Officer.

GENERAL STANDARDS OF CONDUCT

Overview

     Honest and ethical conduct is critical to our business. All employees, agents and contractors have a duty to comply with applicable law and to act in an honest and ethical manner.

Compliance with law

     You are responsible for complying with all laws, rules, regulations and regulatory orders applicable to the conduct of our business. If you are located or engaging in business outside of the United States, you must comply with laws, rules, regulations and regulatory orders of the United States, including the Foreign Corrupt Practices Act and U.S. export rules and regulations, in addition to the applicable laws of other jurisdictions. If compliance with the Code should ever conflict with law, you must comply with the law.

     You should undertake to acquire knowledge of the legal requirements relating to your duties sufficient to enable you to recognize potential dangers and to know when to seek advice from managers or other appropriate personnel.

     Violations of laws, rules, regulations and orders may subject you to individual criminal or civil liability, in addition to discipline by the company. Violations may also subject the company to civil or criminal liability or the loss of business.

No discrimination or harassment

     The company is committed to providing a work environment that is free of discrimination and harassment. The company is an equal opportunity employer and makes employment decisions on the basis of merit and business needs. In addition, the company strictly prohibits harassment of any kind, including harassment on the basis of race, color, veteran status, religion, gender, sex, sexual orientation, age, mental or physical disability, medical condition, national origin, marital status or any other characteristics protected under federal or state law or local ordinance.

Health and safety

     You are responsible for using good judgment to help ensure a safe and healthy workplace for all employees.

AVOIDING CONFLICTS OF INTERESTS

Overview

     Your decisions and actions in the course of your employment with the company should be based on the best interest of the company, and not based on personal relationships or benefits. You should seek to avoid situations where your personal activities and relationships conflict, or appear to conflict, with the interests of the company, except under guidelines approved by the Board of Directors. This includes situations where you may have or appear to have an indirect conflict through, for example, a significant other or a relative or other persons or entities with which you have a relationship. A conflict may also arise when you take actions or have interests that make it difficult for you to perform your work for the company objectively and effectively. You must disclose to your manager, or if you are an officer or director of the Company, to the Audit and Corporate Governance Committee of the Board of Directors, any interest that you have that may, or may appear to, conflict with the interests of the company.

     There are a variety of situations in which a conflict of interest may arise. While it would be impractical to attempt to list all possible situations, some common types of conflicts are discussed below.

Outside employment and directorships

     Unless you are a non-employee director of the company, you may not perform services as a director, employee, agent or contractor for a customer, a supplier or any other entity that has a business relationship with the company without approval from the company. Non-employee directors of the company must promptly inform the company of any such service. You may not perform services as a director, employee, agent or contractor for any competitor of the company.

Financial interests in other companies

     You should not have a financial interest—including an indirect interest through, for example, a relative or significant other—in any organization if that interest would give you or would appear to give you a conflict of interest with the company. You should be particularly sensitive to financial interests in competitors, suppliers, customers, distributors and strategic partners.

Transactions with related parties

     If you have a significant financial interest in a transaction between the company and a third party—including an indirect interest through, for example, a relative or significant other—you must disclose that interest, and that interest must be approved by the company. We encourage you to seek guidance if you have any questions as to whether an interest in a transaction is significant. If it is determined that the transaction is required to be reported under SEC rules, the transaction will be subject to review and approval by the Audit and Corporate Governance Committee of the Board of Directors. Any dealings with a related party must be conducted in such a way that no preferential treatment is given to this business.

Corporate opportunities

     You may not directly or indirectly exploit for personal gain any opportunities that are discovered through the use of corporate property, information or position unless the opportunity is disclosed fully in writing to the Board of Directors or its designated committee and the Board of Directors or its designated committee declines to pursue the opportunity.

Loans by the company

     Loans from the company to directors and executive officers are prohibited. Loans from the company to other officers and employees must be approved in advance by the Board of Directors or its designated committee.

Improper benefits

     You may not receive any improper benefit as a result of your position with the company.

Election or appointment to public office

     You may serve in an elected or appointed public office provided that the position does not create or appear to create a conflict of interest.

Guidance and approvals

     Evaluating whether a conflict of interest exists, or may appear to exist, requires the consideration of many factors. We encourage you to seek guidance and approval in any case where you have any questions or doubts. The company may at any time rescind prior approvals to avoid a conflict of interest, or the appearance of a conflict of interest, for any reason deemed to be in the best interests of the company.

PUBLIC COMMUNICATIONS

Public communications and filings

     The company files reports and other documents with regulatory authorities, including the U.S. Securities and Exchange Commission and the Nasdaq National Market. In addition, from time to time the company makes other public communications, such as issuing press releases.

     Depending upon your position with the company, you may be called upon to provide information to help assure that the company’s public reports and communications are complete, fair, accurate and understandable.

You are expected to use all reasonable efforts to provide complete, accurate, objective, relevant, timely and understandable answers to inquiries related to the company’s public disclosures.

     Individuals involved in the preparation of public reports and communications must use all reasonable efforts to comply with our disclosure controls and procedures, which are designed to ensure full, fair, accurate, timely and understandable disclosure in our public reports and communications.

     If you believe that any disclosure is materially misleading or if you become aware of any material information that you believe should be disclosed to the public, it is your responsibility to bring this information to the attention of the Chief Financial Officer. If you believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should notify the Audit and Corporate Governance Committee of the Board of Directors.

Communication procedures

     You may not communicate externally on behalf of the company unless you are authorized to do so. The company has established specific policies regarding who may communicate information to the public, the press, market professionals (such as securities analysts, institutional investors, investment advisors, brokers and dealers) and security holders on behalf of the company:

•	Our President, Chief Financial Officer and investor relations personnel, and their authorized designees, are our official spokespeople for financial matters.

•	Our President and corporate communications personnel, and their authorized designees, are our official spokespeople for public comment, press, marketing, technical and other such information.

     You should refer all calls or other inquiries from the press, market professionals or security holders to the Investor Relations Department, which will see that the inquiry is directed to the appropriate persons within the company.

     All communications made to public audiences on behalf of the company, including formal communications and presentations made to investors, customers or the press, require prior approval of the Chief Financial Officer.

FINANCIAL REPORTING

Overview

     As a public company, we are required to follow strict accounting principles and standards, to report financial information accurately and completely in accordance with these principles and standards, and to have appropriate internal controls and procedures to ensure that our accounting and financial reporting complies with law. The integrity of our financial transactions and records is critical to the operation of our business and is a key factor in maintaining the confidence and trust of our employees, security holders and other stakeholders.

Compliance with rules, controls and procedures

     It is important that all transactions are properly recorded, classified and summarized in our financial statements, books and records in accordance with our policies, controls and procedures, as well as all generally accepted accounting principles, standards, laws, rules and regulations for accounting and financial reporting. If you have responsibility for or any involvement in financial reporting or accounting, you should have an appropriate understanding of, and you should seek in good faith to adhere to, relevant accounting and financial reporting principles, standards, laws, rules and regulations and the company’s financial and accounting policies, controls and procedures. If you are a senior officer, you should seek to ensure that the internal controls and procedures in your business area are in place, understood and followed.

Accuracy of records and reports

     It is important that those who rely on records and reports—managers and other decision makers, creditors, customers and auditors—have complete, accurate and timely information. False, misleading or incomplete information undermines the company’s ability to make good decisions about resources, employees and programs and may, in some cases, result in violations of law. Anyone involved in preparing financial or accounting records or reports, including financial statements and schedules, must be diligent in assuring that those records and reports are complete, accurate and timely. Anyone representing or certifying as to the accuracy of such records and reports should make an inquiry or review adequate to establish a good faith belief in their accuracy.

     Even if you are not directly involved in financial reporting or accounting, you are likely involved with financial records or reports of some kind—a voucher, time sheet, invoice or expense report. In addition, most employees have involvement with product, marketing or administrative activities, or performance evaluations, which can affect our reported financial condition or results. Therefore, the company expects you, regardless of whether you are otherwise required to be familiar with finance or accounting matters, to use all reasonable efforts to ensure that every business record or report with which you deal is accurate, complete and reliable.

Intentional misconduct

     You may not intentionally misrepresent the company’s financial performance or otherwise intentionally compromise the integrity of the company’s reports, records, policies and procedures. For example, you may not:

•	report information or enter information in the company’s books, records or reports that fraudulently or intentionally hides, misrepresents or disguises the true nature of any financial or non-financial transaction or result;

•	establish any undisclosed or unrecorded fund, account, asset or liability for any improper purpose;

•	enter into any transaction or agreement that accelerates, postpones or otherwise manipulates the accurate and timely recording of revenues or expenses;

•	intentionally misclassify transactions as to accounts, business units or accounting periods; or

•	knowingly assist others in any of the above.

Dealing with auditors

     Our auditors have a duty to review our records in a fair and accurate manner. You are expected to cooperate with independent and internal auditors in good faith and in accordance with law. In addition, you must not fraudulently induce or influence, coerce, manipulate or mislead our independent or internal auditors regarding financial records, processes, controls or procedures or other matters relevant to their engagement. You may not engage, directly or indirectly, any outside auditors to perform any audit, audit-related, tax or other services, including consulting, without written approval from the Chief Financial Officer and the Audit and Corporate Governance Committee of the Board of Directors.

Obligation to investigate and report potential violations

     You should make appropriate inquiries in the event you may see, for example:

•	financial results that seem inconsistent with underlying business performance;

•	inaccurate financial records, including travel and expense reports, time sheets or invoices;

•	the circumventing of mandated review and approval procedures;

•	transactions that appear inconsistent with good business economics;

•	the absence or weakness of processes or controls; or

•	persons within the company seeking to improperly influence the work of our financial or accounting personnel, or our external or internal auditors.

     Dishonest or inaccurate reporting can lead to civil or even criminal liability for you and the company and can lead to a loss of public faith in the company. You are required to promptly report any case of suspected financial or operational misrepresentation or impropriety.

Keeping the Audit and Corporate Governance Committee informed

     The Audit and Corporate Governance Committee of the Board of Directors plays an important role in ensuring the integrity of our public reports. If you believe that questionable accounting or auditing conduct or practices have occurred or are occurring, you should notify the Audit and Corporate Governance Committee of the Board of Directors. In particular, the Chief Executive Officer and senior financial officers such as the Chief Financial Officer and the Controller should promptly bring to the attention of the Audit and Corporate Governance Committee of the Board of Directors any information of which he or she may become aware concerning, for example:

•	the accuracy of material disclosures made by the company in its public filings;

•	significant deficiencies in the design or operation of internal controls or procedures that could adversely affect the company’s ability to record, process, summarize or report financial data;

•	any evidence of fraud that involves an employee who has a significant role in the company’s financial reporting, disclosures or internal controls or procedures; or

•	any evidence of a material violation of the policies in this Code regarding financial reporting.

SAFEGUARDING COMPANY ASSETS

Overview

     All employees, agents and contractors are responsible for the proper use of company assets. This responsibility applies to all of the company’s assets, including your time, work and work product; cash and accounts; physical assets such as inventory, equipment, vehicles, computers, systems, facilities and supplies; intellectual property, such as patents, copyrights, trademarks and trade secrets; and other proprietary or nonpublic information.

•	You should use all reasonable efforts to safeguard company assets against loss, damage, misuse or theft.

•	You should be alert to situations that could lead to loss, damage, misuse or theft of company assets, and should report any loss, damage, misuse or theft as soon as it comes to your attention.

•	You should not use, transfer, misappropriate, loan, sell or donate company assets without appropriate authorization.

•	You must take reasonable steps to ensure that the company receives good value for company funds spent.

•	You may not use company assets in a manner that would result in or facilitate the violation of law.

•	You should use and safeguard assets entrusted to the company’s custody by customers, suppliers and others in the same manner as company assets.

Protecting the company’s information

     In the course of your involvement with the company, you may come into possession of information that has not been disclosed or made available to the general public. This nonpublic information may include, among other things:

•	financial data and projections;

•	proprietary and technical information, such as trade secrets, patents, inventions, product plans and customer lists;

•	information regarding corporate developments, such as business strategies, plans for acquisitions or other business combinations, divestitures, major contracts, expansion plans, financing transactions and management changes;

•	personal information about employees; and

•	nonpublic information of customers, suppliers and others.

     If you have any questions as to what constitutes nonpublic information, please consult the Chief Financial Officer.

     All nonpublic information must only be used for company business purposes. You have an obligation to use all reasonable efforts to safeguard the company’s nonpublic information. You may not disclose nonpublic information to anyone outside of the company, except when disclosure is required by law or when disclosure is required for business purposes and appropriate steps have been taken to prevent misuse of that information. This responsibility includes not disclosing nonpublic information in Internet discussion groups, chat rooms, bulletin boards or other electronic media. In cases where disclosing nonpublic information is required or necessary, you should coordinate with the Chief Financial Officer. The misuse of nonpublic information is contrary to company policy and may also be a violation of law.

     Each employee is required to sign an Employment, Confidential Information, Invention Assignment, and Arbitration Agreement that addresses the use and disclosure of confidential information of the company.

Prohibition on insider trading

     You may not directly or indirectly—through, for example, significant others, family members or controlled entities—buy or sell stocks or other securities of the company or any other company based on nonpublic information obtained from your work at the company. In addition, you may not “tip” others by providing them nonpublic information under circumstances that suggest that you were trying to help them make an investment decision. These obligations are in addition to your obligations with respect to nonpublic information generally, as discussed above.

     Under U.S. securities laws, it is unlawful for any person who has “material” nonpublic information about a company to trade in the stock or other securities of that company or to disclose such information to others who may trade. Material nonpublic information is information about a company that is not known to the general public and that a typical investor would consider important in making a decision to buy, sell or hold securities. Violations of U.S. securities laws may result in civil and criminal penalties, including disgorgement of profits, civil judgments, fines and jail sentences.

     You should be aware that stock market surveillance techniques are becoming increasingly sophisticated, and the probability that U.S. federal or other regulatory authorities will detect and prosecute even small-level trading is significant. Insider trading rules are strictly enforced, even in instances when the financial transactions seem small.

     If you have any questions at all regarding trading in the company’s securities, contact the Chief Financial Officer for guidance and also refer to the Company’s insider trading policy dated September 19, 2002.

Maintaining and managing records

     The company is required by local, state, federal, foreign and other applicable laws, rules and regulations to retain certain records and to follow specific guidelines in managing its records. Records include paper documents, email, compact discs, computer hard drives, floppy disks, microfiche, microfilm and all other recorded information, regardless of medium or characteristics. Civil and criminal penalties for failure to comply with such guidelines can be severe for employees, agents, contractors and the company.

     You should consult with the Chief Financial Officer regarding the retention of records in the case of actual or threatened litigation or government investigation. The Chief Financial Officer will notify you if a legal hold is placed on records for which you are responsible. A legal hold suspends all document destruction procedures in order to preserve appropriate records under special circumstances, such as litigation or government investigations. The Chief Financial Officer determines and identifies what types of records or documents are required to be placed under a legal hold. If a legal hold is placed on records for which you are responsible, you must preserve and protect the necessary records in accordance with instructions from the Chief Financial Officer. Records or supporting documents that are subject to a legal hold must not be destroyed, altered or modified under any circumstance. A legal hold remains effective until it is officially released in writing by the Chief Financial Officer. If you are unsure whether a document has been placed under a legal hold, you should preserve and protect that document while you check with the Chief Financial Officer.

RESPONSIBILITIES TO OUR CUSTOMERS, SUPPLIERS AND COMPETITORS

Overview

     You should respect the rights of, and deal fairly with, the company’s customers, suppliers, business partners and competitors in compliance with law. You should not take unfair advantage of anyone through deception, misrepresentation, manipulation, coercion, abuse of privileged information or any intentional unfair business practice.

Improper payments

     You should not authorize, offer, promise or give, or solicit or accept, money, gifts, entertainment, privileges, gratuities, benefits or other items of value intended to improperly influence, directly or indirectly, any business decision or that otherwise violate law or create the appearance of impropriety. You should contact the Chief Financial Officer if you have any questions as to whether a payment is proper.

Gifts and entertainment

     You may, from time to time, provide or accept business amenities to aid in building legitimate business relationships. Business amenities may include gifts, meals, services, entertainment, reimbursements, loans, favors, privileges or other items of value.

     Any business amenity should be consistent with customary business practice and reasonable and appropriate for the circumstance. Business amenities should not be lavish or excessive. Business amenities should not violate law or create an appearance of impropriety. You should avoid providing or accepting any cash payment, or other business amenity that can be construed as a bribe or payoff. All company funds expended for business amenities must be accurately recorded in the company’s books and records. We encourage you to contact the Chief Financial Officer if you have any questions as to whether a business amenity is permissible.

     In some business situations outside of the United States, it is customary and lawful for business executives to present gifts to representatives of their business partners. These gifts may be of more than a nominal value, and under the circumstances, returning the gifts or paying for them may be an affront to the giver. If you find yourself in such a situation, you must report the gift to the Chief Financial Officer. In some cases, you may be required to turn the gift over to the company.

     Special restrictions apply when dealing with government employees. For more information, see the next section on “Working with Governments”.

Selecting suppliers

     The company’s policy is to select suppliers based on the merits of their products, services and business practices and to purchase supplies based on need, quality, service, price and other terms and conditions of sale. You may not establish a business relationship with any supplier if you know that its business practices violate applicable laws.

Handling the nonpublic information of others

     You must handle the nonpublic information of others responsibly and in accordance with our agreements with them. Nonpublic information of others includes notes, reports, conclusions and other materials prepared by a company employee based on the nonpublic information of others.

     You should not knowingly accept information offered by a third party, including a customer, supplier or business partner, that is represented as nonpublic, or that appears from the context or circumstances to be nonpublic, unless an appropriate nondisclosure agreement has been signed with the party offering the information. You should contact the Chief Financial Officer to coordinate the appropriate execution of nondisclosure agreements on behalf of the company.

     Even after a nondisclosure agreement is in place, you should accept only the information that is necessary or appropriate to accomplish the purpose of receiving it, such as a decision on whether to proceed to negotiate a commercial or other business arrangement between the third party and the company. If more detailed or extensive information is offered and it is not necessary or appropriate for your immediate purposes, it should be refused. If any such information is inadvertently received, it should be transferred to the Chief Financial Officer for appropriate disposition.

     Once the company has received nonpublic information, you should use all reasonable efforts to:

•	abide by the terms of the relevant nondisclosure agreement, including any obligations with respect to the return or destruction of the nonpublic information;

•	limit the use of the nonpublic information to the purpose for which it was disclosed; and

•	disseminate the nonpublic information only to those other company employees, agents or contractors with a need to know the information to perform their jobs for the company.

Improperly obtaining or using assets or information

     You may not unlawfully obtain or use the materials, products, intellectual property, proprietary or nonpublic information or other assets of anyone, including suppliers, customers, business partners and competitors. You may not coerce or improperly induce past or present employees of other companies to disclose proprietary or nonpublic information of their former or other employers.

Free and fair competition

     It is our policy to lawfully compete in the marketplace. Our commitment to fairness includes respecting the rights of our competitors to compete lawfully in the marketplace and abiding by all applicable laws in the course of competing.

     Most countries have well-developed bodies of law designed to encourage and protect free and fair competition. These laws are broad and far-reaching and regulate the company’s relationships with its distributors, resellers, suppliers and customers. Competition laws generally address the following areas: pricing practices (including predatory pricing, price fixing and price discrimination), discounting, terms of sale, credit terms, promotional allowances, secret rebates, exclusive dealerships or distributorships, product bundling, restrictions on carrying competing products, termination and many other practices.

     Competition laws also govern, usually quite strictly, relationships between the company and its competitors. Collusion among competitors is illegal, and the consequences of a violation are severe. You must not enter into an agreement or understanding, written or oral, express or implied, with any competitor concerning prices, discounts or other terms or conditions of sale; profits or profit margins; costs; allocation of product, customers, markets or territories; limitations on production or supply; boycotts of customers or suppliers; or bids or the intent to bid, or even discuss or exchange information on these subjects.

     The company is committed to obeying both the letter and spirit of these laws, which are often referred to as antitrust, consumer protection, competition or unfair competition laws. Although the spirit of these laws is straightforward, their application to particular situations can be quite complex. To ensure that the company complies fully with these laws, you should have a basic knowledge of them and should promptly involve our Chief Financial Officer when questionable situations arise.

WORKING WITH GOVERNMENTS

Overview

     Special rules govern our business and other dealings with governments. Employees, agents and contractors of the company should use all reasonable efforts to comply with all applicable laws and regulations governing contact and dealings with governments, government employees and public officials. If you deal with governments, government employees or public officials, you should undertake to understand the special rules that apply. If you have any questions concerning government relations, you should contact the Chief Financial Officer.

Government contracts

     You should use all reasonable efforts to comply with all relevant laws and regulations that apply to government contracting. You should refer all contracts with any governmental entity to the Chief Financial Officer for review and approval.

Requests by regulatory authorities

     You must cooperate with appropriate government inquiries and investigations in accordance with law. It is important, however, to protect the legal rights of the company with respect to its nonpublic information. All government requests for company information, documents or investigative interviews should be referred to the Chief Financial Officer. You should work with the Chief Financial Officer in responding to requests by regulatory authorities to ensure adequate and complete responses and to avoid improper disclosure of attorney-client privileged materials, trade secret information or other nonpublic information. This policy should not be construed to prevent an employee from disclosing information to a government or law enforcement agency, where the employee has reasonable cause to believe that the information discloses a violation of, or noncompliance with, a state or federal statute or regulation.

Improper payments to government officials

     You may not offer any payment or business amenity to a public official or a government employee if doing so could reasonably be construed as having any connection with the company’s business, even if it has a nominal value or no value at all. You should be aware that what may be permissible in dealings with commercial businesses may be deemed illegal and possibly criminal in dealings with the government. You should contact the Chief Financial Officer for guidance.

     Whether you are located in the United States or abroad, you are also responsible for fully complying with the Foreign Corrupt Practices Act. The Foreign Corrupt Practices Act makes it illegal to offer, pay, promise to pay or authorize to pay any money, gift or other item of value to any foreign official, political party or candidate to assist the company or another to obtain or retain business. All managers and supervisory personnel are expected to monitor continued compliance with the Foreign Corrupt Practices Act.

Political contributions

     The company reserves the right to communicate its position on important issues to elected representatives and other government officials. It is the company’s policy to comply fully with all local, state, federal, foreign and other applicable laws, rules and regulations regarding political contributions. The company’s assets—including company funds, employees’ work time and company premises and equipment—must not be used for, or be contributed to, political campaigns or political activities under any circumstances without prior written approval.

Lobbying

     You must obtain approval from the Chief Financial Officer for any work activity that requires lobbying communication with any member or employee of a legislative body or with any government official or employee in the formulation of legislation. Work activity covered by this policy includes meetings with legislators or members of their staffs or with senior executive branch officials on behalf of the company. Preparation, research and other background activities that are done in support of such lobbying communication are also covered by this policy even if the communication ultimately is not made.

Trade restrictions

     A number of countries maintain controls on the destinations to which products or software may be exported. Some of the strictest export controls are maintained by the United States against countries that the U.S. government considers unfriendly or as supporting international terrorism. The U.S. regulations are complex and apply both to deemed exports from the United States and to deemed exports of products from other countries when those products contain U.S.-origin components or technology. Software created in the United States is subject to these regulations even if duplicated and packaged abroad. In some circumstances, an oral presentation containing technical data made to foreign nationals in the United States or access by foreign nationals to certain technology may constitute a controlled export. The Chief Financial Officer can provide you with guidance on which countries are prohibited destinations for company products or whether a proposed technical presentation or the provision of controlled technology to foreign nationals may require a U.S. government license.

PROCEDURAL MATTERS

Distribution

     All employees will receive a copy of this Code at the time they join the company and will receive periodic updates. Agents and contractors will also be provided with a copy of the Code.

Acknowledgment

     All new employees must sign an acknowledgment form confirming that they have read the Code and that they understand and agree to comply with its provisions. Signed acknowledgment forms will be kept in your personnel file. Failure to read the Code or to sign an acknowledgement form does not excuse any person from the terms of the Code.

Approvals and waivers

     Except as otherwise provided in the Code, the Board of Directors or its designated committee must review and approve any matters requiring special permission under the Code for a member of the Board of Directors or an executive officer. Except as otherwise provided in the Code, the Chief Financial Officer and the Director of Human Resources must review and approve any matters requiring special permission under the Code for any other employee, agent or contractor.

     Any waiver of any provision of this Code for a member of the Board of Directors or an executive officer must be approved in writing by the Board of Directors or its designated committee and promptly disclosed, along with the reasons for the waiver, to the extent required by law or regulation. Any waiver of any provision of this Code with respect to any other employee, agent or contractor must be approved in writing by the Chief Financial Officer and the Director of Human Resources.

     Copies of approvals and waivers will be retained by the company.

Reporting violations

     You should promptly report violations or suspected violations of this Code to the Chief Financial Officer or Director of Human Resources. If your situation requires that your identity be kept secret, your anonymity will be preserved to the greatest extent reasonably possible. If you wish to remain anonymous, send a letter addressed to the Chief Financial Officer or Director of Human Resources at IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. If you make an anonymous report, please provide as much detail as possible, including copies of any documents that you believe may be relevant to the issue.

     If your concerns relate to accounting, internal controls or auditing matters, or if the Chief Financial Officer or Director of Human Resources is implicated in any violation or suspected violation, you may also contact the Audit and Corporate Governance Committee of the Board of Directors at Audit and Corporate Governance Committee, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.

     Reprisals, threats, retribution or retaliation against any person who has in good faith reported a violation or a suspected violation of law, this Code or other company policies, or against any person who is assisting in any investigation or process with respect to such a violation, is prohibited.

Investigations

     The Board of Directors or its designated committee will be responsible for investigating violations and determining appropriate disciplinary action for matters involving members of the Board of Directors or executive officers. The Board of Directors or its designated committee may designate others to conduct or manage investigations on its behalf and recommend disciplinary action.

     Subject to the general authority of the Board of Directors to administer this Code, the Chief Financial Officer and the Director of Human Resources will be jointly responsible for investigating violations and determining appropriate disciplinary action for other employees, agents and contractors. The Chief Financial Officer and the Director of Human Resources may designate others to conduct or manage investigations on their behalf and recommend disciplinary action. The Chief Financial Officer and the Director of Human Resources will periodically report Code violations and the corrective actions taken to the Board of Directors or its designated committee. The Board of Directors reserves the right to investigate violations and determine appropriate disciplinary action on its own or to designate others to do so in place of, or in addition to, the Chief Financial Officer and the Director of Human Resources.

     The company will promptly investigate any suspected violations. If it is determined that evidence of a violation exists, the individual subject to investigation will be notified. The subject of an investigation will have an opportunity to respond to any allegations made against that person. A person suspected of violating the Code may be suspended with or without pay while an investigation is conducted. The company will follow local grievance procedures in jurisdictions where such procedures apply.

Disciplinary action

     The company will take appropriate action against any employee, agent or contractor whose actions are found to violate the Code. Disciplinary actions may include, at the company’s sole discretion, oral or written reprimand, suspension or immediate termination of employment or business relationship, or any other disciplinary action or combination of disciplinary actions as deemed appropriate to the circumstances. A record of the disciplinary action will be retained in the employee’s personnel file.

     In determining what disciplinary action is appropriate in a particular case, the company will take into account all relevant information, including the nature and severity of the violation, any history of warnings and violations, whether the violation appears to have been intentional or inadvertent and whether the violator reported his or her own misconduct. The company will strive to enforce the Code in a consistent manner while accounting for all relevant information. An alleged violator may make a written request for reconsideration within 14 days of notification of the final disciplinary decision.

     Where the company has suffered a loss, it may pursue its remedies against the individuals or entities responsible. Certain violations of this Code may also be subject to civil or criminal prosecution by governmental authorities and others. Where laws have been violated, the company will report violators to the appropriate authorities.

ADDITIONAL INFORMATION

     Nothing in this Code of Business Conduct and Ethics creates or implies an employment contract or term of employment. Employment at the company is employment at-will. Employment at-will may be terminated with or without cause and with or without notice at any time by the employee or the company. Nothing in this Code shall limit the right to terminate employment at-will. No employee of the company has any authority to enter into any agreement for employment for a specified period of time or to make any agreement or representation contrary to the company’s policy of employment at-will. Only the Chief Executive Officer of the company has the authority to make any such agreement, which must be in writing.

     The policies in this Code do not constitute a complete list of company policies or a complete list of the types of conduct that can result in discipline, up to and including discharge.

ACKNOWLEDGMENT
CODE OF BUSINESS CONDUCT AND ETHICS

•	I acknowledge that I have received and read the company’s Code of Business Conduct and Ethics.

•	I acknowledge that I understand the standards, policies and procedures contained in the Code of Business Conduct and Ethics and understand that there may be additional standards, policies, procedures and laws relevant to my position.

•	I agree to comply with the Code of Business Conduct and Ethics.

•	I acknowledge that if I have questions concerning the meaning or application of the Code of Business Conduct and Ethics, any company policies, or the legal or regulatory requirements applicable to my position, it is my responsibility to seek guidance from my manager, the Human Resources Department, the Finance Department or other relevant individuals or departments.

•	I acknowledge that neither this Acknowledgement nor the Code of Business Conduct and Ethics is meant to vary or supersede the regular terms and conditions of my employment by the company or to constitute an employment contract.

(print name)

(signature)

(date)

     Please sign and return this form to the Human Resources Department.

APPENDIX D

IRIDEX CORPORATION

2005 EMPLOYEE STOCK PURCHASE PLAN

     The following constitutes the provisions of the 2005 Employee Stock Purchase Plan of Iridex Corporation.

     1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit Plan participation in a manner that is consistent with the requirements of that section of the Code.

     2. Definitions.

          (a) “Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 14.

          (b) “Board” means the Board of Directors of the Company.

          (c) “Change of Control” means the occurrence of any of the following events:

               (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

               (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

               (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors of the Company.

          (d) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

          (e) “Common Stock” means the common stock of the Company.

          (f) “Company” means Iridex Corporation, a Delaware corporation.

          (g) “Compensation” shall mean all base straight time gross earnings and sales commissions, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses but exclusive of other compensation.

          (h) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

          (i) “Director” means a member of the Board.

          (j) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (k) “Employer” means any one or all of the Company and its Designated Subsidiaries.

          (l) “Enrollment Date” means the first Trading Day of each Offering Period.

          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

          (n) “Exercise Date” means the last day of each Offering Period.

          (o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

               (iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator.

          (p) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after February 15th of each year and terminating on the first Trading Day on or following August 14th, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after August 15th of each year and terminating on the first Trading Day on or following February 14th, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4.

          (q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (r) “Plan” means this 2005 Employee Stock Purchase Plan.

          (s) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

          (t) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (u) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

     3. Eligibility.

          (a) Offering Periods. Any individual who is an Employee as of the Enrollment Date of any Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 5.

          (b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 15th and August 14th of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5. Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3 may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

     6. Payroll Deductions.

          (a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation that he or she receives on each such payday.

          (b) Payroll deductions authorized by a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

          (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make one payroll deduction change during each Offering Period. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rates made pursuant to this Section 6(d) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Administrator, in its sole discretion, elects to process a given change in a participants’ payroll deduction rate more quickly).

          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

          (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during each Offering Period more than 1000 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option.

          (a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

          (b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

     9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant shall have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

     10. Withdrawal.

          (a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

          (b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

     11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 30,000 shares of Common Stock plus the number of shares of Common Stock which have been reserved but not issued under the Company’s 1995 Employee Stock Purchase Plan (the “1995 ESPP”) upon the termination of the 1995 ESPP.

          (b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Board or a committee of members of the Board who shall be appointed from time to time by, and shall serve at the pleasure of, the Board, shall administer the Plan. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States). The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) shall, to the full extent permitted by law, be final and binding upon all parties.

     15. Designation of Beneficiary.

          (a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c) All beneficiary designations under this Section 15 shall be made in such form and manner as the Administrator may prescribe from time to time.

     16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares.

     18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

     19. Adjustments, Dissolution, Liquidation or Change of Control.

          (a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

          (c) Change of Control. In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed Change of Control. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

     20. Amendment or Termination.

          (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

          (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

               (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

               (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

               (iii) allocating shares.

          Such modifications or amendments with respect to Section 20(c) above shall not require stockholder approval, to the extent permitted by applicable law, or the consent of any Plan participants.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company, provided, however, that in no event shall it become effective before February 15, 2005. It shall continue in effect until terminated pursuant to Section 20.

[SAMPLE SUBSCRIPTION AGREEMENT]

IRIDEX CORPORATION.

2005 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.	hereby elects to participate in the Iridex Corporation 2005 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 0 to 10%) during the Offering Period in accordance with the Plan. Fractional percentages are not permitted.

3.	I understand that my payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option to purchase shares of Common Stock.

4.	I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Plan.

5.	Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of Employee or Employee and Spouse only.

6.	I agree to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

7.	I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8.	I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

9.	In the event of my death, I hereby designate the individual(s) named below as my beneficiary(ies) to receive all payments and/or shares due me under the Plan:

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship

Percentage Benefit	(Address)

NAME: (Please print)
	(First)	(Middle)	(Last)

Relationship

Percentage of Benefit	(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

[SAMPLE WITHDRAWAL NOTICE]

IRIDEX CORPORATION

2005 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

     The undersigned participant in the Offering Period of the Iridex Corporation 2005 Employee Stock Purchase Plan, which began on                                       ,                     (the “Offering Date”), hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

IRIDEX CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Your vote is important. Please vote immediately.

Vote-by-Telephone		Vote by Internet
Call Toll-Free		Log on to the Internet and go to
1-877-PRX-VOTE (1-877-779-8683)	OR	http://www.eproxyvote.com/irix

Do not return your Proxy Card if you are voting by Telephone or Internet.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒  Please mark votes as in this example.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the amendment of the 1998 Stock Plan, FOR approval of the adoption of the 2005 Employee Stock Purchase Plan, FOR approval of the amendment of the 1995 Director Option Plan, FOR ratification of the appointment of the Company’s Independent Accountants, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) thereof.

1.	Election of Directors.

	Nominees:	(01) Theodore A. Boutacoff, (02) James L. Donovan,
(03) ) Donald L. Hammond, (04 Joshua Makower,
(05) Robert K. Anderson, (06) Sanford Fitch.

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS INDICATED)	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE
☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the amendment of the 1998 Stock Plan.	☐	☐	☐

3.	Proposal to approve the adoption of the 2005 Employee Stock Purchase Plan.	☐	☐	☐

4.	Proposal to approve the amendment of the 1995 Director Option Plan.	☐	☐	☐

5.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Independent Accountants.	☐	☐	☐

In their discretion, upon such other matters which may properly come before the meeting and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:                                                  Date:                             Signature:                                                Date:

DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
IRIDEX CORPORATION

2004 ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2004

     The undersigned stockholder of IRIDEX Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Theodore A. Boutacoff and Larry Tannenbaum, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of IRIDEX Corporation to be held on June 2, 2004, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of the Company located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE